                              ELI LILLY AND COMPANY

                                     BY-LAWS

                               As Amended through

                                  July 1, 1998

                              ELI LILLY AND COMPANY

                                     BY-LAWS

                                      INDEX

                                    ARTICLE I

                                The Shareholders

                                                                           Page

Section 1.0.      Annual Meetings                                            1
Section 1.1.      Special Meetings                                           1
Section 1.2.      Time and Place of Meetings                                 1
Section 1.3.      Notice of Meetings                                         1
Section 1.4.      Quorum                                                     2
Section 1.5.      Voting                                                     2
Section 1.6.      Voting Lists                                               2
Section 1.7.      Fixing of Record Date                                      3
Section 1.8.      Notice of Shareholder Business                             3
Section 1.9.      Notice of Shareholder Nominees                             4


                                   ARTICLE II

                               Board of Directors

Section 2.0.      General Powers                                             5
Section 2.1.      Number and Qualifications                                  5
Section 2.2.      Classes of Directors and Terms                             5
Section 2.3.      Election of Directors                                      5
Section 2.4.      Meetings of Directors                                      6
                       a.   Annual Meeting                                   6
                       b.   Regular Meetings                                 6
                       c.   Special Meetings                                 6
Section 2.5.      Quorum and Manner of Acting                                6
Section 2.6.      Resignations                                               7
Section 2.7.      Removal of Directors                                       7
Section 2.8.      Action without a Meeting                                   7
Section 2.9.      Attendance and Failure to Object                           7
Section 2.10.     Special Standing Committees                                8
Section 2.11.     Appointment of Auditors                                    8
Section 2.12.     Transactions with Corporation                              8
Section 2.13.     Compensation of Directors                                  9

                                   ARTICLE III

                                    Officers

                                                                           Page

Section 3.0.      Officers, General Authority and Duties                     9
Section 3.1.      Election, Term of Office, Qualifications                   9
Section 3.2.      Other Officers, Election or Appointment                   10
Section 3.3.      Resignation                                               10
Section 3.4.      Removal                                                   10
Section 3.5.      Vacancies                                                 10
Section 3.6.      Honorary Chairman of the Board of Directors               10
Section 3.7.      Chairman of the Board of Directors                        10
Section 3.8.      President                                                 11
Section 3.9.      Executive Vice Presidents                                 11
Section 3.10.     Senior Vice Presidents and Group Vice Presidents          11
Section 3.11.     Vice Presidents                                           11
Section 3.12.     Secretary                                                 12
Section 3.13.     Assistant Secretaries                                     12
Section 3.14.     Chief Financial Officer                                   12
Section 3.15.     Treasurer                                                 13
Section 3.16.     Assistant Treasurers                                      13
Section 3.17.     Chief Accounting Officer                                  14
Section 3.18.     General Counsel                                           14
Section 3.19.     Other Officers or Agents                                  14
Section 3.20      Chairman Emeritus                                         14
Section 3.21.     Compensation                                              14
Section 3.22.     Surety Bonds                                              15

                                   ARTICLE IV

                      Execution of Instruments and Deposit
                               of Corporate Funds

Section 4.0.      Execution of Instruments Generally                        15
Section 4.1.      Notes, Checks, Other Instruments                          15
Section 4.2.      Proxies                                                   15

                                    ARTICLE V

                                     Shares

                                                                           Page

Section 5.0.      Certificates for Shares                                   16
Section 5.1.      Transfer of Shares                                        17
Section 5.2.      Regulations                                               17
Section 5.3.      Transfer Agents and Registrars                            17
Section 5.4.      Lost or Destroyed Certificates                            17
Section 5.5.      Redemption of Shares Acquired in
                  Control Share Acquisitions                                18

                                   ARTICLE VI

                                 Indemnification

Section 6.0.      Right to Indemnification                                   18
Section 6.1.      Insurance, Contracts and Funding                           19
Section 6.2.      Non-Exclusive Rights; Applicability
                  to Certain Proceedings                                     19
Section 6.3.      Advancement of Expenses                                    19
Section 6.4.      Procedures; Presumptions and Effect
                  of Certain Proceedings; Remedies                           19
Section 6.5.      Certain Definitions                                        22
Section 6.6.      Indemnification of Agents                                  23
Section 6.7.      Effect of Amendment or Repeal                              23
Section 6.8.      Severability                                               23


                                   ARTICLE VII

                                  Miscellaneous

Section 7.0.      Corporate Seal                                             24
Section 7.1.      Fiscal Year                                                24
Section 7.2.      Amendment of By-laws                                       24

                                     BY-LAWS
                                       of
                              ELI LILLY AND COMPANY
                            (An Indiana Corporation)

                                    ARTICLE I

                                THE SHAREHOLDERS

       SECTION 1.0. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on the third Monday in April in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a legal holiday. Failure to hold an annual meeting of the shareholders at such designated time shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation.

       SECTION 1.1. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, or the President.

       SECTION 1.2. Time and Place of Meetings. Each meeting of the shareholders shall be held at such time of day and place, either within or without the State of Indiana, as shall be determined by the Board of Directors. Each adjourned meeting of the shareholders shall be held at such time and place as may be provided in the motion for adjournment.

       SECTION 1.3. Notice of Meetings. The Secretary shall cause a written or printed notice of the place, day and hour and the purpose or purposes of each meeting of the shareholders to be delivered or mailed at least ten (10) but not more than sixty (60) days prior to the meeting, to each shareholder of record entitled to vote at the meeting, at the shareholder's post office address as the same appears on the records maintained by the Corporation. Notice of any such shareholders meeting may be waived by any shareholder by delivering a written waiver to the Secretary before or after such meeting. Attendance at any meeting in person or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice thereof. Notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given unless otherwise required by statute.

       SECTION 1.4. Quorum. At any meeting of the shareholders a majority of the outstanding shares entitled to vote on a matter at such meeting, represented in person or by proxy, shall constitute a quorum for action on that matter. In the absence of a quorum, the holders of a majority of the shares entitled to vote present in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as Secretary of such meeting, may adjourn such meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

       SECTION 1.5. Voting. Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of the shareholders each holder of shares entitled to vote shall have the right to one vote for each share standing in the shareholder's name on the books of the Corporation on the record date fixed for the meeting under Section 1.7. Each shareholder entitled to vote shall be entitled to vote in person or by proxy executed in writing (which shall include telegraphing, cabling, facsimile, or electronic transmission) by the shareholder or a duly authorized attorney in fact. The vote of shareholders approving any matter to which the provisions of Article 9(c) or 9(d) or Article 13 of the Articles of Incorporation or of a statute are applicable shall require the percentage of affirmative vote therein specified. All other matters, except the election of directors, shall require that the votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a quorum is present. In the event that more than one group of shares is entitled to vote as a separate voting group, the vote of each group shall be considered and decided separately.

       SECTION 1.6. Voting Lists. The Secretary shall make or cause to be made, after a record date for a meeting of shareholders has been fixed under Section
1.7 and at least five (5) days before such meeting, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each such shareholder and the number of shares so entitled to vote held by each which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any such shareholder during the holding of such meeting or any adjournment. Except as otherwise required by law, such list shall be the only evidence as to who are the shareholders entitled to vote at any meeting of the shareholders. In the event that more than one group of shares is entitled to vote as a separate voting group at the meeting, there shall be a separate listing of the shareholders of each group.

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


       SECTION 1.7. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, not more than seventy (70) days prior to the date on which the particular action requiring this determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall, to the extent permitted by law, apply to any adjournment thereof.

       SECTION 1.8. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business described to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder(s) proposing such business, (c) the class and number of the Corporation's shares which are beneficially owned by such shareholder(s), and
(d) any material interest of such shareholder(s) in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.8. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.8, and if the Chairman should so determine, he or she shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted. At any special meeting of the shareholders, only

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



such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

       SECTION 1.9. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 1.9 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at or prior to a meeting of shareholders by or at the direction of the Board of Directors or by any nominating committee or person appointed by or at the direction of the Board of Directors, and at a meeting of shareholders by any shareholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1.9. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of the Corporation's shares which are beneficially owned by such person; and (iv) to the extent reasonably available to the shareholder, any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of the Corporation's shares which are beneficially owned by such shareholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.9. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not so declared in accordance with the procedures prescribed by these By-laws, and if the Chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE II

                               BOARD OF DIRECTORS

       SECTION 2.0. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors.

       SECTION 2.1. Number and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be sixteen (16), which number may be either increased or diminished by resolution adopted by not less than a majority of the directors then in office; provided that the number may not be diminished below nine (9) and no reduction in number shall have the effect of shortening the term of any incumbent director. In the event that the holders of shares of preferred stock become entitled to elect two directors, the number of directors and the minimum number of directors shall be increased by two. Neither ownership of stock of the Corporation nor residence in the State of Indiana shall be required as a qualification for a director.

       SECTION 2.2. Classes of Directors and Terms. The directors shall be divided into three classes as nearly equal in number as possible. Except as provided in Article 9 of the Articles of Incorporation fixing one, two, and three year terms for the initial classified board, each class of directors shall be elected for a term of three (3) years. In the event of vacancy, either by death, resignation, or removal of a director, or by reason of an increase in the number of directors, each replacement or new director shall serve for the balance of the term of the class of the director he or she succeeds or, in the event of an increase in the number of directors, of the class to which he or she is assigned. All directors elected for a term shall continue in office until the election and qualification of their respective successors, their death, their resignation in accordance with Section 2.6, their removal in accordance with
Section 2.7, or if there has been a reduction in the number of directors and no successor is to be elected, until the end of the term.

       SECTION 2.3. Election of Directors. At each annual meeting of shareholders, the class of directors to be elected at the meeting shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present. The election of directors by the shareholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected.

       Any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors.

       If the holders of preferred stock are entitled to elect any directors voting separately as a class, those directors shall be elected by a plurality of the votes cast by the holders of shares of preferred stock entitled to vote in the election at the meeting, provided a quorum of the holders of shares of preferred stock is present.

       SECTION 2.4.  Meetings of Directors.

       a. Annual Meeting. Unless otherwise provided by resolution of the Board of Directors, the annual meeting of the Board of Directors shall be held at the place of and immediately following the annual meeting of shareholders, for the purpose of organization, the election of officers and the transaction of such other business as properly may come before the meeting. No notice of the meeting need be given, except in the case an amendment to the By-laws is to be considered.

       b. Regular Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places (within or outside the State of Indiana) at which those meetings shall be held. Notice of regular meetings need not be given except when an amendment to the By-laws is to be considered. Whenever the time or place of regular meetings shall be fixed or changed, notice of this action shall be mailed promptly to each director not present when the action was taken, addressed to the director at his or her residence or usual place of business.

       c. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of any three (3) directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director at his or her residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to the director at such place by telegram, facsimile transmission, or cable, or telephoned or personally delivered, not later than the day before the day on which the meeting is to be held. The notice shall state the time and place (which may be within or outside the State of Indiana) of the meeting but, unless otherwise required by statute, the Articles of Incorporation or the By-laws, need not state the purposes thereof.

       Notice of any meeting need not be given to any director, however, who shall attend the meeting, or who shall waive notice thereof, before, at the time of, or after the meeting, in a writing signed by the director and delivered to the Corporation. No notice need be given of any meeting at which every member of the Board of Directors shall be present.

       SECTION 2.5. Quorum and Manner of Acting. A majority of the actual number of directors established pursuant to Section 2.1, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies on the Board of Directors under Section 2.3 or voting on a conflict of interest transaction under Section 2.12. The act of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by statute, by the Articles of Incorporation, or by the By-laws. Under the provisions of Article 13 of the Articles of Incorporation, certain actions by the Board of Directors therein specified require not only approval by the Board of Directors, but also approval by a majority of the Continuing Directors, as therein defined. Any or all directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting may simultaneously hear each other, and participation in this manner shall constitute presence in person at the meeting. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. No notice of any adjourned meeting need be given.

       SECTION 2.6. Resignations. Any director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Unless otherwise specified in the written notice, the resignation shall take effect upon receipt thereof.

       SECTION 2.7. Removal of Directors. Any director, other than a director elected by holders of preferred stock voting as a class, may be removed from office at any time but only for cause and only upon the affirmative vote of at least 80% of the votes entitled to be cast by holders of all of the outstanding shares of Voting Stock (as defined in Article 13 of the Articles of Incorporation), voting together as a single class.

       SECTION 2.8. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if taken by all members of the Board of Directors or such committee, as the case may be, evidenced by a written consent signed by all such members and effective on the date, either prior or subsequent to the date of the consent, specified in the written consent, or if no effective date is specified in the written consent, the date on which the consent is filed with the minutes of proceedings of the Board of Directors or committee.

       SECTION 2.9. Attendance and Failure to Object. A director, who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken, unless (a) the director's dissent shall be entered in the minutes of the meeting, (b) the director shall file a written dissent to such action with the Secretary of the meeting before adjournment thereof, or (c) the director shall forward such dissent by registered mail to the Secretary immediately after adjournment of the meeting. The right of dissent provided for by the preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a director who voted in favor of such action.

       SECTION 2.10. Special Standing Committees. The Board of Directors, by resolution adopted by a majority of the actual number of directors elected and qualified, may designate from among its members one or more committees. Such committees shall have those powers of the Board of Directors which may by law be delegated to such committees and are specified by resolution of the Board of Directors.

       SECTION 2.11. Appointment of Auditors. The Board of Directors, prior to each annual meeting of shareholders, shall appoint a firm of independent public accountants as auditors of the Corporation. Such appointment shall be submitted to the shareholders for ratification at the annual meeting next following such appointment. Should the holders of a majority of the outstanding shares entitled to vote fail to ratify the appointment of any firm as auditors of the Corporation, or should the Board of Directors for any reason determine that any such appointment be terminated, the Board of Directors shall appoint another firm of independent public accountants to act as auditors of the Corporation and such appointment shall be submitted to the shareholders for ratification at the annual or special shareholders meeting next following such appointment.

       SECTION 2.12. Transactions with Corporation. No transactions with the Corporation in which one or more of its directors has a direct or indirect interest shall be either void or voidable solely because of such interest if any one of the following is true:

       (a) the material facts of the transaction and the director's interest are disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members);

       (b) the material facts of the transaction and the director's interest are disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such transaction by vote; or

       (c) the transaction is fair to the Corporation.

       If a majority of the directors or committee members who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for purposes of taking action under subsection
(a) of this section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under subsection (a) of this section.

       SECTION 2.13. Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of directors and additional compensation for such additional services any of such directors may perform for the Corporation.

                                   ARTICLE III

                                    OFFICERS

       SECTION 3.0. Officers, General Authority and Duties. The officers of the Corporation shall be a Chairman of the Board, a President, two (2) or more Vice Presidents, a Secretary, a Chief Financial Officer, a Treasurer, a Chief Accounting Officer, and such other officers as may be elected or appointed in accordance with the provisions of Section 3.2. One or more of the Vice Presidents may be designated by the Board to serve as Executive Vice Presidents, Senior Vice Presidents, or Group Vice Presidents. Any two (2) or more offices may be held by the same person. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as may be determined by resolution of the Board of Directors not inconsistent with the By-laws.

       SECTION 3.1. Election, Term of Office, Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3.2. of this Article III) shall be elected by the Board of Directors at each annual meeting. Each such officer (whether elected at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until the officer's successor is chosen and qualified, or until death, or until the officer shall resign in the manner provided in Section 3.3. or be removed in the manner provided in Section 3.4. The Chairman of the Board and the President shall be chosen from among the directors. Any other officer may but need not be a director of the Corporation. Election or appointment of an officer or agent shall not of itself create contract rights.

       SECTION 3.2. Other Officers, Election or Appointment. The Board of Directors from time to time may elect such other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, and one or more Assistant Controllers) as it may deem necessary or advisable. The Board of Directors may delegate to any officer the power to appoint any such officers or agents and to prescribe their respective terms of office, powers and duties.

       SECTION 3.3. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.

       SECTION 3.4. Removal. The officers specifically designated in Section
3.0. may be removed, either for or without cause, at any meeting of the Board of Directors called for the purpose, by the vote of a majority of the actual number of directors elected and qualified. The officers and agents elected or appointed in accordance with the provisions of Section 3.2. may be removed, either for or without cause, at any meeting of the Board of Directors at which a quorum be present, by the vote of a majority of the directors present at such meeting, by any superior officer upon whom such power of removal shall have been conferred by the Board of Directors, or by any officer to whom the power to appoint such officer has been delegated by the Board of Directors pursuant to Section 3.2. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

       SECTION 3.5. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause, may be filled by the Board of Directors or by an officer authorized under Section 3.2. to appoint to such office.

       SECTION 3.6. Honorary Chairman of the Board of Directors. The Board of Directors may elect or appoint an Honorary Chairman of the Board of Directors, who shall be vested with and shall perform all such powers and duties as may be prescribed by the Board.

       SECTION 3.7. Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors if present and shall have such powers and perform such duties as are assigned to him or her by the By-laws and by the Board of Directors. The

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


Chairman shall, in the absence or incapacity of the President, perform all the duties and the functions and exercise the powers of the President. The Chairman shall be chosen by the Board of Directors at each annual meeting from among the directors and shall serve until a successor is chosen and qualified, or until resignation or death.

       SECTION 3.8. President. The President shall be the chief executive officer and, subject to the control of the Board of Directors, shall have general supervision over the management and direction of the business of the corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have such other powers and perform such other duties as are assigned to him or her by the By-laws or the Board of Directors. The President shall, in the absence or incapacity of the Chairman of the Board, perform all the duties and functions and exercise the powers of the Chairman of the Board.

       SECTION 3.9. Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as may be assigned to him or her by the President or the Board of Directors. In the case of the death or incapacity of the Chairman of the Board and the President, the Executive Vice Presidents, if one or more be designated, shall, in the order of their seniority in office as Executive Vice Presidents (and, between two or more of equal seniority in office as Executive Vice Presidents, in order of their seniority in office as Vice Presidents), perform the duties and exercise the powers of the President.

       SECTION 3.10. Senior Vice Presidents and Group Vice Presidents. Each Senior Vice President and each Group Vice President shall perform such duties and have such powers as may be assigned to him or her by the President or the Board of Directors. In the case of the death or incapacity of the Chairman of the Board, the President and the Executive Vice Presidents, the Senior Vice Presidents shall, in the order of their seniority in office as Senior Vice Presidents (and, between two or more of equal seniority in office as Senior Vice Presidents, in order of their seniority in office as Vice Presidents), perform the duties and exercise the powers of the President unless otherwise ordered by the Board of Directors.

       SECTION 3.11. Vice Presidents. Each Vice President shall perform such duties and have such powers as may be assigned to him or her by the President or the Board of Directors.

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       SECTION 3.12.  Secretary.  The Secretary shall:

       (a) record all the proceedings of the meetings of the shareholders and Board of Directors in books to be kept for such purposes;

       (b) cause all notices to be duly given in accordance with the provisions of these By-laws and as required by statute;

       (c) be custodian of the Seal of the Corporation, and cause such Seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof (subject, however, to the provisions of Section 5.0) and to all instruments the execution of which on behalf of the Corporation under its Seal shall have been duly authorized in accordance with these By-laws;

       (d) subject to the provisions of Section 5.0, sign certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors; and

       (e) in general, perform all duties incident to the office of Secretary and such other duties as are given to the Secretary by these By-laws or as may be assigned to him or her by the President or the Board of Directors.

       SECTION 3.13. Assistant Secretaries. Each Assistant Secretary shall assist the Secretary in his or her duties, and shall perform such other duties as the Board of Directors may from time to time prescribe or the President or the Secretary may from time to time delegate. At the request of the Secretary, any Assistant Secretary may temporarily act in the Secretary's place in the performing of part or all of the duties of the Secretary. In the case of the death of the Secretary, or in the case of the Secretary's absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary who is to perform the duties of the Secretary shall be designated by the President or the Board of Directors.

       SECTION 3.14. Chief Financial Officer. The Chief Financial Officer shall:

       (a) have supervision over and be responsible for the funds, securities, receipts, and disbursements of the Corporation;

       (b) cause to be kept at the principal business office of the Corporation and preserved for review as required by law or regulation records of financial transactions and correct books of account using appropriate accounting principles;

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       (c) be responsible for the establishment of adequate internal control over the transactions and books of account of the Corporation;

       (d) be responsible for rendering to the proper officers and the Board of Directors upon request, and to the shareholders and other parties as required by law or regulation, financial statements of the Corporation; and

       (e) in general perform all duties incident to the office and such other duties as are given by the By-laws or as may be assigned by the President or the Board of Directors.

       SECTION 3.15.  Treasurer.  The Treasurer shall:

       (a) have charge of the funds, securities, receipts and disbursements of the Corporation;

       (b) cause the moneys and other valuable effects of the Corporation to be deposited or invested in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories or investments as shall be selected in accordance with resolutions adopted by the Board of Directors;

       (c) cause the funds of the Corporation to be disbursed from the authorized depositories of the Corporation, and cause to be taken and preserved proper records of all moneys disbursed; and

       (d) in general, perform all duties incident to the office of Treasurer and such other duties as are given to the Treasurer by the By-laws or as may be assigned to him or her by the President, the Chief Financial Officer, or the Board of Directors.

       SECTION 3.16. Assistant Treasurers. Each Assistant Treasurer shall assist the Treasurer in his or her duties, and shall perform such other duties as the Board of Directors may from time to time prescribe or the President or the Chief Financial Officer may from time to time delegate. At the request of the Treasurer, any Assistant Treasurer may temporarily act in the Treasurer's place in performing part or all of the duties of the Treasurer. In the case of the death of the Treasurer, or in the case of the Treasurer's absence or inability to act without having designated an Assistant Treasurer to act in his or her place, the Assistant Treasurer who is to perform the duties of the Treasurer shall be designated by the President or the Board of Directors.

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


       SECTION 3.17. Chief Accounting Officer. The Chief Accounting Officer shall:

       (a) keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the Corporation in books belonging to the Corporation, and conform them to sound accounting principles with adequate internal control;

       (b) cause regular audits of these books and records to be made;

       (c) see that all expenditures are made in accordance with procedures duly established, from time to time, by the Corporation;

       (d) render financial statements upon the request of the Board of Directors, and a full financial report prior to the annual meeting of shareholders, as well as such other financial statements as are required by law or regulation; and

       (e) in general, perform all the duties ordinarily connected with the office of Chief Accounting Officer and such other duties as may be assigned to him or her by the President, the Chief Financial Officer, or the Board of Directors.

       SECTION 3.18. General Counsel. The Board of Directors may appoint a general counsel who shall have general control of all matters of legal import concerning the Corporation.

       SECTION 3.19. Other Officers or Agents. Any other officers or agents elected or appointed pursuant to Section 3.2 shall have such duties and responsibilities as may be fixed from time to time by the By-laws or as may be assigned to them by the President or the Board of Directors.

       SECTION 3.20. Chairman Emeritus. In recognition of distinguished service to the Corporation, the Board of Directors may designate a person who has served as Chairman of the Board and who is no longer an employee, officer, or director as Chairman Emeritus. The Chairman Emeritus may serve to represent the Corporation at the request of the Chairman of the Board.

       SECTION 3.21. Compensation. The compensation of executive officers of the Corporation shall be fixed from time to time by the Compensation and Management Development Committee (or successor committee) established pursuant to Section
2.10. Unless the Board of Directors by resolution shall direct otherwise, the compensation of employees who are not executive officers of the Corporation shall

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


be fixed by the management of the Company. No employee shall be prevented from receiving such compensation by reason of being a director of the Corporation.

       SECTION 3.22. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation which the officer or agent may handle.

                                   ARTICLE IV

             EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS

       SECTION 4.0. Execution of Instruments Generally. All deeds, contracts, and other instruments requiring execution by the Corporation may be signed by the Chairman of the Board, the President or any Vice President. Authority to sign any deed, contract, or other instrument requiring execution by the Corporation may be conferred by the Board of Directors upon any person or persons whether or not such person or persons be officers of the Corporation. Such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized so to do by the Board of Directors.

       SECTION 4.1. Notes, Checks, Other Instruments. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

       SECTION 4.2. Proxies. Proxies to vote with respect to shares of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or by any other person or persons thereunto authorized by the Board of Directors.

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


                                    ARTICLE V

                                     SHARES

       SECTION 5.0. Certificates for Shares. Shares in the corporation may be issued in book-entry form or evidenced by certificates. However, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by the shareholder in the Corporation. The signatures of the Chairman of the Board, the President, Vice President, Secretary, and Assistant Secretary, the signature of the transfer agent and registrar, and the Seal of the Corporation may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series). Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are non-assessable. If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped (or book-entry statement updated) accordingly. Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

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


       SECTION 5.1. Transfer of Shares. Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder's attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares. The Corporation and its transfer agents and registrars, shall be entitled to treat the holder of record of any share or shares the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana. Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.

       SECTION 5.2. Regulations. Subject to the provisions of this Article V the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares or book-entry shares of the Corporation.

       SECTION 5.3. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares and the book-entry shares of the Corporation.

       SECTION 5.4. Lost or Destroyed Certificates. The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors or the Secretary, and the Board of Directors or Secretary may require the owner of the lost or destroyed certificate or the owner's legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors or Secretary may direct, and with such surety or sureties as may be satisfactory to the Board of Directors or the Secretary to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary, it is proper so to do.

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


       SECTION 5.5. Redemption of Shares Acquired in Control Share Acquisitions. Any or all control shares acquired in a control share acquisition shall be subject to redemption by the Corporation, if either:

       (a) No acquiring person statement has been filed with the Corporation with respect to the control share acquisition; or

       (b) The control shares are not accorded full voting rights by the Corporation's shareholders as provided in IC 23-1-42-9.

       A redemption pursuant to Section 5.5(a) may be made at any time during the period ending sixty (60) days after the date of the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 5.5(b) may be made at any time during the period ending two (2) years after the date of the shareholder vote with respect to the voting rights of the control shares in question.

 Any redemption pursuant to this Section 5.5 shall be made at the fair value of the control shares and pursuant to such procedures for the redemption as may be set forth in these By-laws or adopted by resolution of the Board of Directors.

       As used in this Section 5.5, the terms "control shares," "control share acquisition," "acquiring person statement" and "acquiring person" shall have the meanings ascribed to them in IC 23-1-42.

                                   ARTICLE VI

                                 INDEMNIFICATION

       SECTION 6.0. Right to Indemnification. The Corporation shall, to the fullest extent permitted by applicable law now or hereafter in effect, indemnify any person who is or was a director, officer or employee of the Corporation ("Eligible Person") and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such Eligible Person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity"), against all expenses (including attorneys'
fees), judgments, fines or penalties against (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such

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


Proceeding; provided, however, that the foregoing shall not apply to a Proceeding commenced by a current or former director, officer or employee of the Corporation except for such a Proceeding commenced following a Change in Control (as hereafter defined) with respect to actions or failure to act prior to such Change in Control. Any right of an Eligible Person to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, advancement of any expenses incurred by the Eligible Person in connection with such Proceeding in accordance with Section 6.3.

       SECTION 6.1. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Eligible Person against any expense, judgments, fines and amounts paid in settlement as specified in Section 6.0 of this Article or incurred by any Eligible Person in connection with any Proceeding referred to in such section, to the fullest extent permitted by applicable law now or hereafter in effect. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity supplemental to or in furtherance of the provisions of this Article and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and advancement of expenses as provided in this Article.

       SECTION 6.2. Non-Exclusive Rights; Applicability to Certain Proceedings. The rights provided in this Article shall not be exclusive of any other rights to which any Eligible Person may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any Eligible Person and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

       SECTION 6.3. Advancement of Expenses. All reasonable expenses incurred by or on behalf of an Eligible Person in connection with any Proceeding shall be advanced to the Eligible Person by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the Eligible Person requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding unless a determination has been made pursuant to Section 6.4 that such Eligible Person is not entitled to indemnification. Any such statement or statements shall reasonably evidence the expenses incurred by the Eligible Person and shall include any written affirmation or undertaking to repay advances if it is ultimately determined that the Eligible Person is not entitled to indemnification under this Article.

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




       SECTION 6.4. Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to and the right to indemnification and advancement of expenses under this Article.

       (a) To obtain indemnification under this Article, an Eligible Person shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Eligible Person and reasonably necessary to determine whether and to what extent the Eligible Person is entitled to indemnification (the "Supporting Documentation"). The determination of the Eligible Person's entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such request, advise the Board in writing of the Eligible Person's request.

       (b) An Eligible Person's entitlement to indemnification under this Article shall be determined in one of the following methods, such method to be selected by the Board of Directors, regardless of whether there are any Disinterested Directors (as hereinafter defined): (i) by a majority vote of the Disinterested Directors, if they constitute a quorum of the Board; (ii) by a written opinion of Special Counsel (as hereinafter defined) if (A) a Change in Control shall have occurred and the Eligible Person so requests or (B) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (iii) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to the shareholders for their determination); or (iv) as provided in subsection (d).

       (c) In the event of the determination of entitlement is to be made by Special Counsel, a majority of the Disinterested Directors shall select the Special Counsel, but only Special Counsel to which the Eligible Person does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Eligible Person shall select such Special Counsel, but only Special Counsel to which a majority of the Disinterested Directors does not reasonably object.

       (d) Except as otherwise expressly provided in this Article, if a Change in Control shall have occurred, the Eligible Person shall be presumed to be entitled to indemnification (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with subsection (a), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subsection (c) to determine entitlement shall not have been

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


appointed or shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Eligible Person shall be deemed to be, and shall be, entitled to indemnification and advancement of expenses unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of an Eligible Person to indemnification or create a presumption that the Eligible Person did not act in good faith and in a manner which the Eligible Person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

       (e) In the event that a determination is made that the Eligible Person is not entitled to indemnification (i) the Eligible Person shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Eligible Person's sole option, in (A) an appropriate court of the state of Indiana or any other court of competent jurisdiction or (B) an arbitration to be conducted in Indianapolis, Indiana, by a single arbitrator pursuant to the rules of the American Arbitration Association; (ii) in any such judicial proceeding or arbitration the Eligible Person shall not be prejudiced by reason of the prior determination pursuant to this Section 6.4; and (iii) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Eligible Person is not entitled to indemnification but only with respect to actions or failures to act occurring prior to such Change in Control.

       (f) If a determination shall have been made or deemed to have been made that the Eligible Person is entitled to indemnification, the Corporation shall be obligated to pay the amounts incurred by the Eligible Person within ten (10) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. In the event that (A) any advancement of expenses is not timely made pursuant to Section 6.3 or (B) payment of indemnification is not made within ten (10) days after a determination of entitlement to indemnification has been made, the Eligible Person shall be entitled to seek judicial enforcement of the Corporation's obligation, to pay to the Eligible Person such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Indiana or any other court of competent jurisdiction, contesting the right of the Eligible Person to receive indemnification hereunder due to the occurrence of an event described in clause (i) or (ii) of this subsection (f) (a "Disqualifying Event"); provided, however, that in any

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such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

       (g) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.4 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by the provisions of this Article.

       (h) In the event that the Eligible Person seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of this Article, the Eligible Person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation, against, any expenses actually and reasonably incurred by the Eligible Person if the Eligible Person prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Eligible Person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Eligible Person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

       SECTION 6.5.  Certain Definitions.  For purposes of this Article:

       (a) "Change in Control" means any of the following events: (i) the acquisition by any "person," as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), other than (A) the Corporation, (B) any subsidiary of the Corporation, (C) any employee benefit plan or employee stock plan of the Corporation or a subsidiary of the Corporation or any trustee or fiduciary with respect to any such plan when acting in that capacity, or (D) Lilly Endowment, Inc., of "beneficial ownership" as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of 20% or more of the shares of the Corporation's capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board (or which would have such voting power but for the application of IC 23-1-42-1 through IC 23-1-42-11) ("Voting Stock"); (ii) the first day on which less than two-thirds of the total membership of the Board shall be Continuing Directors (as such term is defined in Article 13.(f) of the Articles of Incorporation); (iii) the approval by the shareholders of the Corporation of a merger, share exchange, or consolidation of the Corporation (a "Transaction"), other than a Transaction which would result in the Voting Stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the Voting Stock of the Corporation or such surviving entity immediately after such Transaction; or (iv) approval by the shareholders of the Corporation of a complete liquidation of the Corporation or a sale of disposition of all or substantially all the assets of the Corporation.

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       (b) "Disinterested Director" means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Eligible Person.

       (c) "Special Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent any other party to the Proceeding giving rise to a claim for indemnification under this Article. In addition, any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Eligible Person in an action to determine the Eligible Person's rights under this Article may not act as Special Counsel.

       SECTION 6.6. Indemnification of Agents. Notwithstanding any other provisions of this Article, the Corporation may, consistent with the provisions of applicable law, indemnify any person other than a director, officer or employee of the Corporation who is or was an agent of the Corporation and who is or was involved in any manner (including, without limitation, as party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an agent of the Corporation or, at the request of the Corporation, a director, officer, partner, member, manager, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such person in connection with any such Proceeding, consistent with the provisions of applicable law.

       SECTION 6.7. Effect of Amendment or Repeal. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article shall adversely affect the rights of any Eligible Person under this Article (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Eligible Person.

       SECTION 6.8. Severability. If any of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to



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the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                   ARTICLE VII

                                  MISCELLANEOUS

       SECTION 7.0. Corporate Seal. The Seal of the Corporation shall consist of a circular disk around the circumference of which shall appear the words:

                 "ELI LILLY AND COMPANY, INDIANAPOLIS, INDIANA"

and across the center thereof the words:

                      "Established 1876 Incorporated 1901".

       SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

       SECTION 7.2. Amendment of By-laws. These By-laws may be amended or repealed and new By-laws may be adopted by the affirmative vote of at least a majority of the actual number of directors elected and qualified at any regular or special meeting of the Board of Directors, provided that: (a) the notice or waiver of notice of such meeting states in effect that consideration is to be given at such meeting to the amendment or repeal of the By-laws or the adoption of new By-laws; (b) no provision of these By-laws incorporating a provision of Articles 9, 13 or 14 of the Articles of Incorporation may be amended except in a manner consistent with those Articles as they may be amended in compliance with the requirements stated therein; and (c) any amendment to Articles I and VI of these By-laws shall require the affirmative vote of a majority of (i) the actual number of directors elected and qualified, and (ii) the Continuing Directors, as defined in Article 13.(f) of the Articles of Incorporation.

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